UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2010
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 755 2580 1888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Apollo Solar” refer to Apollo Solar Energy, Inc., a Nevada corporation.

Item 1.01  Entry into a Material Definitive Agreement

On January 20, 2010, Apollo Solar Energy, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Common Stock Purchase Agreement by and between the Company and Bengbu Glass Industry Design Institute (“Bengbu”), dated as of November 20, 2009 (the “Original Agreement”).  The Amendment extends the termination date of Original Agreement to March 31, 2010, in order to provide Bengbu with additional time to obtain certain governmental authorizations from the People’s Republic of China necessary to complete the purchase of shares of the Company’s common stock.  The closing of the private placement with Bengbu is expected to take place on or before March 31, 2010, although there can be no assurance that the transaction will be completed on the proposed terms or at all.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Common Stock Purchase Agreement, dated as of January 20, 2010, by and among Apollo Solar Energy, Inc. and Bengbu Glass Industry Design Institute

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

Dated: January 26, 2010
/s/ Heung Sang Fong
Heung Sang Fong
Chief Financial Office